UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 7, 2021

BSQUARE CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-27687	91-1650880
(State or Other Jurisdiction	(Commission	(IRS Employer Identification No.)
of Incorporation)	File Number)

1415 Western Avenue, Suite 700
Seattle, WA 98101
425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	BSQR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 6, 2021, Bsquare Corporation (the “Company”) entered into a Side Letter (the “Side Letter”) with B. Riley Securities, Inc. (the “Agent”) in connection with that certain At Market Issuance Sales Agreement dated April 2, 2021 (the “Sales Agreement”) between the Agent and the Company. The Side Letter confirmed the understanding of the parties that the Sales Agreement applies to the issuance and sale of shares (the “Shares”) of the Company’s common stock, no par value (the “Common Stock”), having an aggregate offering price of up to $50.0 million pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-254458) originally filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2021 and which became effective on March 26, 2021 (the “Registration Statement”). All other terms and conditions of the Sales Agreement remain in full force and effect.

The foregoing description of the terms of the Side Letter is subject to, and qualified in its entirety by, the Side Letter, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The Company previously filed a prospectus supplement dated April 2, 2021 relating to the offering of up to $25.0 million in Shares under the Sales Agreement (the “Prior Offering”). The offer and sale of an additional $25.0 million in Shares may be made pursuant to the Registration Statement and a prospectus supplement dated July 7, 2021. The legal opinion of DLA Piper LLP (US), counsel to the Company, relating to the Shares is filed as Exhibit 5.1 hereto.

Item 2.02 Results of Operations and Financial Condition.

The Company is providing a summary of certain preliminary estimates regarding its financial results for the quarter ended June 30, 2021. This preliminary financial information is based upon the Company’s estimates and is subject to completion of its financial closing procedures. Moreover, this preliminary financial information has been prepared solely on the basis of information that is currently available to, and that is the responsibility of, management. The Company’s independent registered public accounting firm has not audited or reviewed, and does not express an opinion with respect to, this information. This preliminary financial information is not a comprehensive statement of the Company’s financial results for the quarter ended June 30, 2021 and remains subject to, among other things, the completion of financial closing procedures, final adjustments, completion of the Company’s internal review and review by its independent registered public accounting firm of its financial statements for the quarter ended June 30, 2021, which may materially impact the results and expectations set forth below.

The Company estimates that its total revenue for the three months ended June 30, 2021 will range from $10.6 million to $10.8 million, including approximately $9.9 million to $10.0 million in Partner Solutions revenue and approximately $0.7 million to $0.8 million in Edge to Cloud revenue. The Company estimates that it used approximately $1.1 million of cash in the quarter ended June 30, 2021, reflecting investments in growing its business and the timing of customer payment receipts. The Company’s cash balance as of June 30, 2021 includes approximately $0.3 million in net proceeds from its sales of shares of Common Stock in April 2021 under the Prior Offering.

In addition, although the Company expects to experience an operating loss for the three months ended June 30, 2021, the Company is not able to provide an estimate of such results at this time. The Company expects is operating loss for the three months ended June 30, 2021 to be in-line with or decrease compared to the three months ended June 30, 2020 and to increase compared to the three months ended March 31, 2021.

Pursuant to its Prior Offering, starting on June 30, 2021 through July 6, 2021 the Company sold an estimated 5,031,066 shares of Common Stock generating approximately $23.9 million in net proceeds. Total net proceeds from the Prior Offering are estimated to be $24.2 million from the sale of an estimate of 5,139,145 shares of the Common Stock.

The Company was notified on June 30, 2021 that the Small Business Administration (“SBA”) authorized full forgiveness of its $1.6 million Paycheck Protection Program (“PPP”) Loan. This forgiveness will remove the associated current liability from the Company’s balance sheet and will be recognized on its income statement as a gain upon debt extinguishment (non-operating income). The Company’s estimates of its financial performance described herein are not affected by the SBA’s decision of full PPP Loan forgiveness.

Forward-Looking Statements

All statements in this report that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “explore,” “estimate,” “anticipate” or other comparable terms. Examples of forward-looking statements include, among others, preliminary financial information, final amounts of sales in the Prior Offering, the potential sale of additional Shares, and the forgiveness of the PPP Loan and related accounting treatment. Forward-looking statements are based on assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those reflected in or implied by these forward-looking statements. Factors that might cause actual results to differ include, among others, those set forth under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in the Company’s periodic reports filed with the SEC from time to time. Readers are cautioned not to place undue reliance on any forward-looking statements, which reflect management’s views and opinions only as of the date of this report, and the Company assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
5.1	Opinion of DLA Piper LLP (US).
10.1	Side Letter Agreement, dated July 6, 2021, by and between Bsquare Corporation and B. Riley Securities, Inc.
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Date: July 7, 2021	By:	/s/ Christopher Wheaton
Chief Financial and Operating Officer, Secretary and Treasurer